CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 7, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-38741 and 811-6273) of Dreyfus Massachusetts Municipal Money Market Fund.







                                        /s/ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP


New York, New York
May 24, 2002